Exhibit 99.1

Datawatch Announces Second Quarter Fiscal 2017 Financial Results

Total revenue increases 18% year-over-year; license revenue up 34%

Bedford, Mass.—April 19, 2017—Datawatch Corporation (NASDAQ-CM: DWCH), a leading global provider of self-service data preparation and fast data analytics solutions, today announced that total revenue for its second quarter of fiscal 2017 ended March 31, 2017 was $8.76 million, an increase of 18% from total revenue of $7.42 million in the second quarter of fiscal 2016. License revenue for the second quarter of fiscal 2017 was $4.89 million, a 34% increase from the $3.64 million recorded in the same quarter a year ago. Deferred revenue as of March 31, 2017 was $10.10 million, a 16% increase compared to $8.70 million as of March 31, 2016, and near the highest level ever attained by the company. Total bookings for the second quarter of fiscal 2017 were $10.03 million, a 24% increase from the $8.13 million of bookings recorded in the same quarter a year ago.

Net loss for the second quarter of fiscal 2017 was ($0.45) million, or ($0.04) per diluted share, compared to a net loss of ($3.36) million, or ($0.29) per diluted share, for the year ago period. Excluding the effects of the amortization associated with the purchase of certain intellectual property and other intangible assets, share-based compensation and a payment received in respect of a stockholder’s short-swing stock trading profits, the Company’s non–GAAP net loss for its second quarter of fiscal 2017 was ($0.20) million, or ($0.02) per diluted share, compared to a non-GAAP net loss of ($1.79) million, or ($0.15) per diluted share, for the second quarter of fiscal 2016.

“The self-service data preparation and analytics market continues to build momentum, and as the diversity of data types and formats rapidly increases, we are finding a more significant opportunity for our Monarch self-service data analytics platform,” said Michael A. Morrison, president and chief executive officer of Datawatch. “Our Monarch solution is being deployed at an increasing number of global organizations that are seeing dramatic improvements in business outcomes and the productivity of their business analysts. Our improved financial results in the first half of fiscal 2017 and our positive outlook on the second half of fiscal 2017 give us confidence that we will achieve our financial and operational targets for the year.”

He added, “Our controlled transition to a subscription licensing model continues on a positive trend. Subscription license bookings of $1.3 million in the second fiscal quarter represent the highest quarterly total to date, and recognized subscription revenue in the second fiscal quarter was nearly $1 million, up 89% year-over-year, and the highest quarterly total to date. In our core Monarch data analytics business, total revenue and license revenue increased by 31% and 62% year-over-year, respectively, reflecting growing demand by customers and partners alike for our differentiated technology platform in this expanding market.”

Mr. Morrison concluded, “During the quarter, we were particularly excited to unveil Monarch Swarm, our next generation cloud offering that extends our self-service data preparation and analytics platform with capabilities for data cataloguing, collaboration and gamification. The Monarch Swarm platform also enables data socialization, which is the next step in the evolution of data accessibility and self-service analytics. With Monarch Swarm, users can search for, access, share and re-use prepared data, as well as leverage user ratings, recommendations, discussions, comments and popularity to gain actionable insights and make better strategic business decisions. Monarch Swarm also meets the needs of IT departments by providing comprehensive governance features, including data masking, data retention, data lineage and role-based permissions to support corporate and regulatory compliance requirements. We demonstrated the beta version of Monarch Swarm to a wide variety of customers, partners, prospects and analysts during the past quarter, and the reaction and feedback were overwhelmingly positive. We look forward to more broadly introducing the powerful capabilities of this next generation Monarch cloud platform to the market in the coming months.”

James L. Eliason, chief financial officer, commented, “We achieved an important goal in our second fiscal quarter by producing positive operating cash flow for the first time in nearly four years, two quarters ahead of when we targeted to achieve this milestone. We accomplished this while recording deferred revenue balances, subscription bookings and subscription revenue all at or near historic highs. Furthermore, our renewal rates are the best recorded in our history and our accounts receivables are nearly 90% current. Thus, by virtually every key financial measure, we are operating very effectively as we enter the second half of fiscal 2017.”

Second Quarter Fiscal 2017 Business Highlights

•	Navy Federal Credit Union, a long-time customer of Datawatch, upgraded its heritage Monarch deployment to an enterprise-wide agreement to take advantage of the self-service data preparation and analytics capabilities of the current Monarch platform.

•	HCA bought the Monarch data preparation platform to streamline the pre-registration process by automating the extraction of patient data from a secure repository and populating registration forms for delivery to local doctors’ offices, eliminating manual data entry, freeing up IT resources and enhancing the patient experience.

•	Datawatch and Credit Agricole entered an agreement to roll out the Monarch data preparation and self-service analytics platform to more than two dozen banks throughout France to transform document-based content to analytics-ready data.

•	At the Gartner Data & Analytics Summit in March, Datawatch unveiled the next generation of its Monarch platform for the cloud, Monarch Swarm, that extends the value of data preparation and self-service analytics to include data socialization, data cataloguing, governance, collaboration and gamification.

•	Datawatch and AquaQ, a leading provider of kdb+ analytic services to global capital markets organizations, announced a strategic partnership to provide advanced trading analytics to banks, brokers and fund managers to meet the stringent regulatory and compliance demands from MiFID and MiFIR.

Second Quarter Fiscal 2017 Financial Highlights

•	Cash and short-term investments were $27.8 million at March 31, 2017, up from $26.3 million at December 31, 2016 and down from $31.5 million at March 31, 2016. The higher cash balance reflects the receipt in the second quarter of a settlement payment, included in Other Income, of approximately $700,000 from a stockholder related to such stockholder’s short-swing stock trading profits.

•	Gross margin (excluding IP amortization expense) for the second quarter of fiscal 2017 was 91%, as compared to 92% for the second quarter of fiscal 2016.

•	Days sales outstanding were 66 days at March 31, 2017, compared to 63 days at March 31, 2016.

•	There were three six-figure deals in the second quarter this fiscal year, compared to eight in the second quarter of fiscal 2016.

•	The average deal size in the second quarter of fiscal 2017 was $36,000, a decrease from $43,000 in the second quarter of fiscal 2016.

•	Deferred revenue reached $10.1 million at March 31, 2017, near the highest in the company’s history, and a 16% increase from $8.7 million at March 31, 2016.

Conference Call

Datawatch’s second quarter of fiscal year 2017 earnings conference call will take place on Thursday, April 20, 2017 at 8:30 a.m. Eastern Time. The toll-free number to access the conference call is (866) 682-6100. Internationally, the call may be accessed by dialing (862) 255-5401. The conference call will be broadcast live on the Internet at: http://www.investorcalendar.com/IC/CEPage.asp?ID=175823. It is recommended that listeners register to participate and download any necessary audio software from the website 15 minutes prior to the scheduled call. An archived replay of the broadcast will be available for 90 days at the same location.

About Datawatch Corporation

Datawatch Corporation (NASDAQ-CM: DWCH) enables ordinary users to deliver extraordinary results with all their data.  Only Datawatch can unlock data from the widest variety of sources and prepare it for use with visualization tools or other business processes.  When real-time visibility to rapidly changing data is critical, Datawatch enables you to visualize streaming data for the most demanding business environments such as capital markets. Organizations of every size worldwide use Datawatch products including 93 of the Fortune 100. Datawatch is headquartered in Bedford, Massachusetts with offices in New York, London, Frankfurt, Stockholm, Singapore, and Manila, and with partners and customers in more than 100 countries worldwide.  See how Datawatch can help you by downloading a free version at www.datawatch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements, including but not limited to those relating to results of operations, contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following:; risks associated with fluctuations in quarterly operating results due, among other factors, to the long sales cycle with enterprise customers and the size and timing of large customer orders; risks associated with acquisitions; the risk that our goodwill resulting from acquisitions may become impaired and require a write-down; limitations on the effectiveness of internal controls; rapid technological change; Datawatch’s dependence on the introduction of new products and product enhancements and possible delays in those introductions; competition in the software industry generally, and in the markets for next generation analytics in particular; Datawatch's dependence on its principal products, proprietary software technology and software licensed from third parties; Datawatch’s concentration of customers in the financial sector; risks associated with international sales and operations; risks associated with indirect distribution channels and co-marketing arrangements, many of which were only recently established; the adequacy of Datawatch’s sales returns reserve; risks associated with a subscription sales model; Datawatch’s dependence on its ability to hire and retain skilled personnel; disruption or failure of Datawatch’s technology systems that may result from a natural disaster, cyber-attack, security breach or other catastrophic event; risks related to actions by activist stockholders, including the amount of related costs incurred by Datawatch and the disruption caused to Datawatch’s business activities by these actions; and uncertainty and additional costs that may result from evolving regulation of corporate governance and public disclosure. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2016 and its subsequently filed Form 10-Q reports. Any forward-looking statements should be considered in light of those factors.

Use of Non-GAAP Financial Information

We define non-GAAP net loss as U.S. Generally Accepted Accounting Principles (“GAAP”) net loss plus (i) amortization associated with the purchase of certain intellectual property and other intangible assets and (ii) share-based compensation, minus the payment received in respect of a stockholder’s short-swing stock trading profits. We discuss non-GAAP net loss in our quarterly earnings releases and certain other communications as we believe non-GAAP net loss is an important measure that is not calculated according to GAAP. We use non-GAAP net loss in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors and evaluating short-term and long-term operating trends in our operations. We believe that non-GAAP net loss assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP net loss is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the non-GAAP net loss financial adjustments described above, and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The table below entitled “Non-GAAP Disclosure - Reconciliation of Net Loss to Non-GAAP Net Loss” reconciles the Company’s GAAP net loss to the Company’s non-GAAP net loss.

DATAWATCH CORPORATION

Condensed Consolidated Statements of Operations

Amounts in Thousands (except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2017	2016	2017	2016

REVENUE:
Software licenses	$4,889	$3,645	$9,246	$6,792
Maintenance	3,560	3,480	7,116	7,082
Professional services	311	299	631	605
Total revenue	8,760	7,424	16,993	14,479

COSTS AND EXPENSES:
Cost of software licenses	733	499	1,436	1,188
Cost of maintenance and services	545	610	1,077	1,208
Sales and marketing	4,125	5,100	8,872	10,848
Engineering and product development	2,194	2,066	4,397	3,893
General and administrative	2,318	2,626	4,534	4,860
Total costs and expenses	9,915	10,901	20,316	21,997

LOSS FROM OPERATIONS	(1,155)	(3,477)	(3,323)	(7,518)
Other income (expense)	712	9	651	(15)

LOSS BEFORE INCOME TAXES	(443)	(3,468)	(2,672)	(7,533)
Income tax (expense) benefit	(6)	106	(8)	207

NET LOSS	$(449)	$(3,362)	$(2,680)	$(7,326)

Net loss per share - Basic	$(0.04)	$(0.29)	$(0.22)	$(0.63)
Net loss per share - Diluted	$(0.04)	$(0.29)	$(0.22)	$(0.63)
Weighted Average Shares Outstanding - Basic	12,014	11,701	11,982	11,669
Weighted Average Shares Outstanding - Diluted	12,014	11,701	11,982	11,669

Non-GAAP Disclosure - Reconciliation of Net Loss to Net Loss Excluding the Effects of Certain Items:

GAAP Net Loss	$(449)	$(3,362)	$(2,680)	$(7,326)
Add-back Amortization of Intangibles & IP	509	568	1,028	1,140
Add-back Share-Based Compensation	451	1,001	882	2,024
Exclude payment received from a stockholder's short-swing stock trading profit	(707)	-	(707)	-
Subtotal of adjustments	253	1,569	1,203	3,164

Net (Loss) Income (non-GAAP)	$(196)	$(1,793)	$(1,477)	$(4,162)
Net (loss) income per share - Basic	$(0.02)	$(0.15)	$(0.12)	$(0.36)
Net (loss) income per share - Diluted	$(0.02)	$(0.15)	$(0.12)	$(0.36)
Weighted Average Shares Outstanding - Basic	12,014	11,701	11,982	11,669
Weighted Average Shares Outstanding - Diluted	12,014	11,701	11,982	11,669

DATAWATCH CORPORATION

Condensed Consolidated Balance Sheets

Amounts in Thousands

(Unaudited)

	March 31,	September 30,
	2017	2016

Cash and cash equivalents	$27,771	$28,034
Accounts receivable, net	5,855	6,932
Prepaid expenses and other current assets	2,343	2,265
Total current assets	35,969	37,231

Property and equipment, net	1,171	1,210
Intangible and other assets, net	8,968	9,990

	$46,108	$48,431

Accounts payable and accrued expenses	$3,347	$4,077
Deferred revenue - current portion	9,918	9,630
Total current liabilities	13,265	13,707

Other long-term liabilities	639	766
Total long-term liabilities	639	766

Total shareholders' equity	32,204	33,958

	$46,108	$48,431

Investor Contact:
Datawatch Investor Relations
investor@datawatch.com
Phone: (978) 441-2200 ext. 8323

Media Contact:

Amanda Beaupre

Datawatch Corporation

Amanda_.beaupre@datawatch.com

Phone: (978) 441-2200 ext. 8322

Twitter: @datawatch

© 2017 Datawatch Corporation. Datawatch and the Datawatch logo are trademarks or registered trademarks of Datawatch Corporation in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.